EXTENSION OF COMMON STOCK PURCHASE WARRANT “A”

This Extension of the Common Stock Purchase Warrant “A” offered by Powin Corporation on July 8, 2008 shall hereby be extended and amended as follows:

The “Term” of this warrant shall be extended for a period of one year following the Effective Notice of the Form S-1 filed by the Company.

All other provisions and terms of the warrant shall remain the same.

IN WITNESS WHEREOF, the Company has executed this Warrant as of this 31 st day of May, 2009.

POWIN CORPORATION

By: /s/ Joseph Lu

      Joseph Lu, CEO

EXTENSION OF COMMON STOCK PURCHASE WARRANT “B”

This Extension of the Common Stock Purchase Warrant “B” offered by Powin Corporation on July 8, 2008 shall hereby be extended and amended as follows:

The “Term” of this warrant shall be extended for a period of two years following the Effective Notice of the Form S-1 filed by the Company.

All other provisions and terms of the warrant shall remain the same.

IN WITNESS WHEREOF, the Company has executed this Warrant as of this 31 st day of May, 2009.

POWIN CORPORATION

By: /s/ Joseph Lu

       Joseph Lu, CEO